EXHIBIT 99.2

Unaudited Pro Forma Combined
Balance Sheet as of June 30, 2014
(in thousands)

	Vanguard Historical	Pro forma adjustments Piceance Acquisition (Note 2)		Vanguard Pro forma
Assets
Current assets
Cash and cash equivalents	$22,113	$508,710	(a)	$22,113
		(508,710)	(b)
Trade accounts receivable, net	91,337	8,206	(b)	99,543
Derivative assets	9,432	—		9,432
Other currents assets	3,597	—		3,597
Total current assets	126,479	8,206		134,685
Oil and natural gas properties, at cost	3,213,473	521,401	(b)	3,734,874
Accumulated depletion, amortization and impairment	(804,814)	—		(804,814)
Oil and natural gas properties evaluated, net – full cost method	2,408,659	521,401		2,930,060
Other assets
Goodwill	420,955	—		420,955
Derivative assets	25,030	—		25,030
Other assets	29,196	—		29,196
Total assets	$3,010,319	$529,607		$3,539,926

Liabilities and members’ equity
Current liabilities
Accounts payable:
Trade	$18,051	$—		$18,051
Affiliates	401	—		401
Accrued liabilities:
Lease operating	14,905	1,636	(b)	16,541
Developmental capital	19,894	—		19,894
Interest	11,646	—		11,646
Production and other taxes	23,371	—		23,371
Derivative liabilities	35,794	—		35,794
Oil and natural gas revenue payable	21,627	236	(b)	21,863
Distributions payable	17,996	—		17,996
Other	13,882	—		13,882
Total current liabilities	177,567	1,872		179,439
Long-term debt	1,273,011	508,710	(a)	1,781,721
Derivative liabilities	7,931	—		7,931
Asset retirement obligations	106,775	19,452	(b)	126,227
Other long-term liabilities	—	—		—
Total liabilities	1,565,284	530,034		2,095,318
Members’ equity
Series A Preferred units	61,682	—		61,682
Series B Preferred units	169,265	—		169,265
Common units	1,206,473	(427)	(b)	1,206,046
Class B units	7,615	—		7,615
Total members’ equity	1,445,035	(427)		1,444,608
Total liabilities and members’ equity	$3,010,319	$529,607		$3,539,926

Unaudited Pro Forma Combined
 Statement of Operations
 for the Six Months Ended June 30, 2014
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Pro forma adjustments Piceance Acquisition (Note 2)		Vanguard Pro forma
Revenues:
Oil sales	$142,163	$2,145	(c)	$10,046	(h)	$154,354
Natural gas sales	133,348	8,533	(c)	41,645	(h)	183,526
NGLs sales	38,748	3,581	(c)	19,787	(h)	62,116
Net losses on commodity derivative contracts	(94,436)	—		—		(94,436)
Total revenues	219,823	14,259		71,478		305,560

Costs and expenses:
Production:
Lease operating expenses	64,715	4,178	(d)	8,758	(i)	77,651
Production and other taxes	31,563	1,607	(d)	3,732	(i)	36,902
Depreciation, depletion, amortization and accretion	95,118	5,287	(e)	20,962	(j)	121,367
Selling, general and administrative expenses	15,902	—		—		15,902
Total costs and expenses	207,298	11,072		33,452		251,822

Income from operations	12,525	3,187		38,026		53,738

Other income (expense):
Other income	131	—		—		131
Interest expense	(32,808)	(988)	(f)	(5,494)	(k)	(39,290)
Net losses on interest rate derivative contracts	(1,579)	—		—		(1,579)
Gain on acquisition of oil and natural gas properties	32,114	(32,114)	(g)	—		—
Total other expense	(2,142)	(33,102)		(5,494)		(40,738)

Net income (loss)	10,383	(29,915)		32,532		13,000
Less: Distributions to Preferred unitholders	(6,558)	—		—		(6,558)
Net income (loss) attributable to Common and Class B unitholders	$3,825	$(29,915)		$32,532		$6,442

Net income per Common and Class B unit:
Basic and diluted	$0.05					$0.08

Weighted average units outstanding:
Common units – basic & diluted	79,865					79,865
Class B units – basic & diluted	420					420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2013
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Pro forma adjustments Piceance Acquisition (Note 2)		Vanguard Pro forma
Revenues:
Oil sales	$268,922	$22,384	(c)	$28,318	(h)	$319,624
Natural gas sales	124,513	108,821	(c)	75,632	(h)	308,966
NGLs sales	49,813	31,292	(c)	40,984	(h)	122,089
Net gains on commodity derivative contracts	11,256	—		—		11,256
Total revenues	454,504	162,497		144,934		761,935

Costs and expenses:
Production:
Lease operating expenses	105,502	46,465	(d)	17,102	(i)	169,069
Production and other taxes	40,430	18,925	(d)	5,377	(i)	64,732
Depreciation, depletion, amortization and accretion	167,535	50,569	(e)	59,095	(j)	277,199
Selling, general and administrative expenses	25,942	—		—		25,942
Total costs and expenses	339,409	115,959		81,574		536,942

Income from operations	115,095	46,538		63,360		224,993

Other income (expense):
Other income	69	—		—		69
Interest expense	(61,148)	(10,542)	(f)	(9,767)	(k)	(81,457)
Net losses on interest rate derivative contracts	(96)	—		—		(96)
Net gain on acquisition of oil and natural gas properties	5,591	—		—		5,591
Total other expense	(55,584)	(10,542)		(9,767)		(75,893)

Net income	59,511	35,996		53,593		149,100
Less: Distributions to Preferred unitholders	(2,634)	—		—		(2,634)
Net income attributable to Common and Class B unitholders	$56,877	$35,996		$53,593		$146,466

Net income per Common and Class B unit:
Basic	$0.78					$2.00
Diluted	$0.77					$1.99

Weighted average units outstanding:
Common units – basic	72,644					72,644
Common units – diluted	72,992					72,992
Class B units – basic & diluted	420					420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On December 30, 2013, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”, or “we”) and its wholly-owned subsidiary, Encore Energy Partners Operating, LLC, entered into a purchase and sale agreement, dated December 23, 2013 to purchase natural gas and oil assets in the Pinedale and Jonah fields located in Southwestern Wyoming. We refer to this acquisition as the “Pinedale Acquisition.” We completed this acquisition on January 31, 2014 for an aggregate adjusted purchase price of $555.6 million with an effective date of October 1, 2013. The purchase price was funded with borrowings under our reserve-based credit facility.

On September 16, 2014, the Company and its wholly-owned subsidiary, Vanguard Operating, LLC, entered into a purchase and sale agreement, dated September 15, 2014 with Bill Barrett Corporation to purchase natural gas, oil and natural gas liquids assets in the Piceance Basin in Colorado. We refer to this acquisition as the “Piceance Acquisition.” We completed this acquisition on September 30, 2014 for an aggregate adjusted purchase price of $502.1 million, subject to additional customary post-closing adjustments to be determined based on an effective date of July 1, 2014. The purchase price was funded with borrowings under our reserve-based credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard, adjusted to reflect the Pinedale Acquisition and the Piceance Acquisition. The related pro forma adjustments are described below.

The unaudited pro forma combined balance sheet gives effect to the Piceance Acquisition as if it had occurred on June 30, 2014. The unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 give effect to Pinedale Acquisition and Piceance Acquisition as if these acquisitions had occurred on January 1, 2013.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-Q for the quarter ended June 30, 2014 and Form 10-K for the year ended December 31, 2013.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Pinedale Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Note 2. Pro Forma Adjustments

Pro Forma Adjustments to the Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of June 30, 2014 are to reflect the Piceance Acquisition completed on September 30, 2014 as follows:

(a)	To record the financing of the acquisition with borrowings under our reserve-based credit facility.

(b)
To record the acquisition of certain natural gas and liquids properties, estimated post close effective date receivables and liabilities, imbalance liabilities and asset retirement obligations associated with the oil and natural gas and liquids properties acquired.

Total consideration was $502.1 million. The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in goodwill of $0.4 million, calculated in the following table, which was immediately impaired and recorded as a loss in current period earnings. The loss resulted primarily from the changes in oil and natural gas prices between the date the purchase and sale agreement was entered into and the closing date, which were used to value the reserves acquired.

(in thousands)
Fair value of assets and liabilities acquired:
Oil and natural gas properties	$521,401
Asset retirement obligations	(19,452)
Imbalance and suspense liabilities	(236)
Total fair value of assets and liabilities acquired	501,713

Cash paid	508,710
Estimated post-close adjustments:
Trade accounts receivable, net	(8,206)
Accrued lease operating liabilities	1,636
Total fair value of consideration transferred	502,140

Loss on acquisition	$(427)

Pro Forma Adjustments to the Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013 include adjustments to reflect the following:

(c) Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Pinedale Acquisition.
(d) Represents the increase in lease operating expenses and production and other taxes resulting from the Pinedale Acquisition.
(e) Represents the increase in depreciation, depletion, amortization and accretion resulting from the Pinedale Acquisition.
(f) Represents the pro forma interest expense related to borrowings under the reserve-based credit facility to fund the Pinedale Acquisition.
(g) Represents the elimination of the nonrecurring gain from the acquisition of oil, natural gas and natural gas liquids properties in the Pinedale Acquisition.
(h) Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Piceance Acquisition.
(i) Represents the increase in lease operating expenses and production and other taxes resulting from the Piceance Acquisition.
(j) Represents the increase in depreciation, depletion, amortization and accretion resulting from the Piceance Acquisition.
(k) Represents the pro forma interest expense related to borrowings under the reserve-based credit facility to fund the Piceance Acquisition.